UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 20, 2007
(Date of Report)

Golden Health Holdings, Inc.

(Name of small business issuer in its charter)

Nevada	87-0385103
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11th Floor, Lin Fook House, 1-3 Jardine Crescent, Causeway Bay, Hong Kong

(Address of principal executive offices)

+852 3580 0105

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant

(a)(1)

On July 20, 2007, Jeffrey Tsang & Co., the independent accountant who was previously engaged as the principal accountant to audit the Registrant’s financial statements resigned.  Jeffrey Tsang & Co, audited the Registrant’s financial statements for the fiscal years ended September 30, 2004 and 2005, and was the auditor of record for the interim periods through June 30, 2007.  The report of Jeffrey Tsang & Co., on the Registrant’s financial statements for the fiscal years ended September 30, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended September 30, 2004 and 2005, and the subsequent periods preceding such resignation on July 20, 2007, there were no disagreements with Jeffrey Tsang & Co., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Jeffrey Tsang & Co., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

On September 9, 2008, the Company provided a draft copy of this report on Form 8-K to Jeffrey Tsang & Co, requesting their comments on the information contained therein.  The responsive letter from Jeffrey Tsang & Co will be filed as an exhibit to an amended report on Form 8K as soon as it is available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2008

Golden Health Holdings Inc.

By:	/s/ Kam Lau
Name: Kam Lau
Title: Chief Executive Officer